Microsoft Word 11.0.6568;"EX-99.770 - Transactions effected pursuant to Rule 10f-3"
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Name of Fund: Goldman Sachs Large Cap Value Fund

Name of Underwriter Purchased From:  Morgan Stanley & Co.

Name of Underwriting syndicate members: Morgan Stanley, Banc of America Securities, JP Morgan, Merril Lynch & Co., Deutsche Bank Securities, Citigroup, HSBC, BB&T Capital Markets, UBS Investment Bank, Lehman Brothers, Goldman, Sachs & Co.

Name of Issuer: Genworth Financial, Inc.

Title of Security:  Genworth Financial, Inc.

Date of First Offering:  9-21-05

Dollar Amount Purchased:  $4,433,850

Number of Shares Purchased:  150,300

Price Per Unit:  $29.50

Resolution approved:        Approved at the November 2, 2005 Board Meeting.






         RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended September 30, 2005 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

         FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended September 30, 2005, for the Funds, on behalf of the Goldman Sachs Variable Insurance Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.



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Name of Fund: Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From:  CIBC Wood Gundy SEC

Name of Underwriting syndicate members: Goldman, Sachs & Co., Piper Jaffray, Thomas Weisel Partners LLC, Wachovia Securities, CIBC
World Markets

Name of Issuer: Under Armour Inc.

Title of Security:  Under Armour Inc.

Date of First Offering: 11-17-05

Dollar Amount Purchased:  $369,057

Number of Shares Purchased:  28,389

Price Per Unit:  $13.00

Resolution approved:        Approved at the February 8, 2006 Board Meeting.



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Name of Fund: Goldman Sachs Large Cap Value Fund

Name of Underwriter Purchased From: Citigroup Global Markets Inc., Keybanc Capital Markets

Name of Underwriting syndicate members: Goldman, Sachs & Co., Citigroup, JP Morgan, Merrill Lynch & Co., Lehman Brothers, Wachovia
Securities

Name of Issuer: XL Capital Ltd.

Title of Security:  XL Capital Ltd.

Date of First Offering: 12-06-05

Dollar Amount Purchased:  $2,257,125

Number of Shares Purchased:  34,725

Price Per Unit:  $65

Resolution approved:        Approved at the February 8, 2006 Board Meeting.

Name of Fund: Goldman Sachs Mid Cap Value Fund

Name of Underwriter Purchased From:  JP Morgan Securities

Name of Underwriting syndicate members:  Goldman, Sachs & Co., JP Morgan

Name of Issuer: Packaging Corp. of America

Title of Security:  Packaging Corp. of America

Date of First Offering: 12-15-05

Dollar Amount Purchased:  $14,109,762

Number of Shares Purchased:  656,268

Price Per Unit:  $21.50

Resolution approved:        Approved at the February 8, 2006 Board Meeting.

 Name of Fund: Goldman Sachs Asia Growth Fund

Name of Underwriter Purchased From:  Morgan Stanley

Name of Underwriting syndicate members: Morgan Stanley, China International Capital Corp, CSFB, Goldman Sachs (Asia) LLC, Banc of America Securities LLC, BNP Paribas Peregrine Capital Limited, Citigroup Global Markets Limited, Daiwa Securities SMBC Hong Kong Limited, DBS Asia Capital Limited, Fox-Pitt, Kelton, N.V., Lehman Brothers, Nomura International (Hong Kong) Limited, Bear, Stearns Asia Limited, Cazenove Asia Limited, CCB International Capital Limited, CITIC Capital Markets Limited

Name of Issuer: China Construction Bank Corporation

Title of Security:  Common Stock

Date of First Offering: 10-14-05

Dollar Amount Purchased:  USD 1,059,767.65

Number of Shares Purchased:  3,464,000

Price Per Unit:  HKD 2.35

Resolution approved:        Approved at the February 8, 2006 Board Meeting.

Name of Fund: Goldman Sachs Emerging Markets Equity Fund

Name of Underwriter Purchased From:  Morgan Stanley

Name of Underwriting syndicate members: Morgan Stanley, China International Capital Corp, CSFB, Goldman Sachs (Asia) LLC, Banc of America Securities LLC, BNP Paribas Peregrine Capital Limited, Citigroup Global Markets Limited, Daiwa Securities SMBC Hong Kong Limited, DBS Asia Capital Limited, Fox-Pitt, Kelton, N.V., Lehman Brothers, Nomura International (Hong Kong) Limited, Bear, Stearns Asia Limited, Cazenove Asia Limited, CCB International Capital Limited, CITIC Capital Markets Limited

Name of Issuer: China Construction Bank Corporation

Title of Security:  Common Stock

Date of First Offering: 10-14-05

Dollar Amount Purchased:  $2,472,503.22

Number of Shares Purchased:  8.154 mn

Price Per Unit:  2.35 HKD

Resolution approved:        Approved at the February 8, 2006 Board Meeting.



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Name of Fund: Goldman Sachs Japanese Equity Fund

Name of Underwriter Purchased From:  Daiwa Securities SMBC Europe, Ltd.

Name of Underwriting syndicate members: Daiwa Securities SMBC Co., Ltd., Daiwa Securities SMBC Europe, Ltd., Goldman Sachs
International, Mitsubishi UFJ Securities Co., Ltd., Mitsubishi UFJ Securities International, Mizuho Investors Securities Co., Ltd.,
Monex Beans Inc., Nikko CitigroupLtd., Nomura Securities Co., Ltd.

Name of Issuer: SUMCO Corporation

Title of Security:  Common Stock

Date of First Offering: 11-9-05

Dollar Amount Purchased:  USD 216,894.88

Number of Shares Purchased:  7,800

Price Per Unit:  JPY 3,300

Resolution approved:        Approved at the February 8, 2006 Board Meeting.



         RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended December 31, 2005 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

         FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended December 31, 2005, for the Funds, on behalf of the Goldman Sachs Variable Insurance Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.